Proxy Voting Results

A special meeting of shareholders was held on December 22, 2016. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.

# of Votes	% of Votes

Elizabeth S. Acton

Affirmative	67,962,879,437.90	95.738
Withheld	3,026,199,416.67	4.262
TOTAL	70,989,078,854.57	100.000

John Engler

Affirmative	67,621,098,922.89	95.256
Withheld	3,367,979,931.68	4.744
TOTAL	70,989,078,854.57	100.000

Albert R. Gamper, Jr.

Affirmative	67,692,979,200.48	95.357
Withheld	3,296,099,654.09	4.643
TOTAL	70,989,078,854.57	100.000

Robert F. Gartland

Affirmative	67,834,076,287.79	95.556
Withheld	3,155,002,566.78	4.444
TOTAL	70,989,078,854.57	100.000

Abigail P. Johnson

Affirmative	67,845,327,470.44	95.572
Withheld	3,143,751,384.13	4.428
TOTAL	70,989,078,854.57	100.000

Arthur E. Johnson

Affirmative	67,698,760,709.29	95.366
Withheld	3,290,318,145.28	4.634
TOTAL	70,989,078,854.57	100.000

Michael E. Kenneally

Affirmative	67,851,407,081.44	95.581
Withheld	3,137,671,773.13	4.419
TOTAL	70,989,078,854.57	100.000

James H. Keyes

Affirmative	67,741,432,698.10	95.426
Withheld	3,247,646,156.47	4.574
TOTAL	70,989,078,854.57	100.000

Marie L. Knowles

Affirmative	67,825,908,094.48	95.545
Withheld	3,163,170,760.09	4.455
TOTAL	70,989,078,854.57	100.000

Jennifer Toolin McAuliffe

Affirmative	67,916,195,545.89	95.672
Withheld	3,072,883,308.68	4.328
TOTAL	70,989,078,854.57	100.000

Mark A. Murray

Affirmative	67,892,016,830.18	95.638
Withheld	3,097,062,024.39	4.362
TOTAL	70,989,078,854.57	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom® Income Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	1,317,725,808.91	85.452
Against	57,209,301.81	3.710
Abstain	139,752,421.36	9.063
Broker Non - Votes	27,380,033.54	1.775
TOTAL	1,542,067,565.62	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom® 2005 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	388,274,134.37	87.344
Against	13,463,802.33	3.029
Abstain	37,902,359.85	8.526
Broker Non - Votes	4,897,062.03	1.101
TOTAL	444,537,358.58	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom® 2010 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	2,894,055,622.85	87.706
Against	104,012,980.85	3.152
Abstain	245,808,272.57	7.449
Broker Non - Votes	55,875,837.65	1.693
TOTAL	3,299,752,713.92	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom® 2015 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	3,113,584,816.65	87.813
Against	119,264,314.90	3.363
Abstain	263,279,480.29	7.425
Broker Non - Votes	49,610,493.35	1.399
TOTAL	3,545,739,105.19	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom® 2020 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	6,025,459,912.49	86.695
Against	267,999,712.00	3.857
Abstain	516,809,630.88	7.435
Broker Non - Votes	139,922,497.86	2.013
TOTAL	6,950,191,753.23	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom® 2025 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	4,230,187,161.45	87.910
Against	160,635,672.08	3.339
Abstain	324,990,750.24	6.753
Broker Non - Votes	96,181,985.59	1.998
TOTAL	4,811,995,569.36	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom® 2030 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	5,129,410,373.39	87.329
Against	265,860,179.11	4.527
Abstain	352,198,671.47	5.996
Broker Non - Votes	126,211,770.57	2.148
TOTAL	5,873,680,994.54	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom® 2035 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	2,847,204,408.78	87.443
Against	177,346,742.35	5.447
Abstain	176,248,564.92	5.412
Broker Non - Votes	55,292,814.44	1.698
TOTAL	3,256,092,530.49	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom® 2040 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	3,150,340,778.51	85.921
Against	192,086,025.33	5.239
Abstain	232,983,406.13	6.354
Broker Non - Votes	91,156,325.31	2.486
TOTAL	3,666,566,535.28	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom® 2045 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	1,317,538,632.19	81.312
Against	120,626,001.56	7.444
Abstain	151,330,394.95	9.339
Broker Non - Votes	30,868,166.30	1.905
TOTAL	1,620,363,195.00	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom® 2050 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	1,101,712,738.67	83.074
Against	61,795,036.11	4.660
Abstain	128,516,950.87	9.690
Broker Non - Votes	34,162,694.66	2.576
TOTAL	1,326,187,420.31	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom® 2055 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	317,070,106.59	81.637
Against	13,109,509.54	3.376
Abstain	46,988,431.20	12.098
Broker Non - Votes	11,222,182.33	2.889
TOTAL	388,390,229.66	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom® 2060 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	28,199,563.81	79.727
Against	2,245,306.30	6.349
Abstain	2,904,387.30	8.211
Broker Non - Votes	2,020,954.26	5.713
TOTAL	35,370,211.67	100.000

Proposal 1 reflects trust-wide proposal and voting results.

The special meeting of shareholders of Fidelity® Freedom 2045 Fund and Fidelity® Freedom 2050 Fund reconvened on January 27, 2017 with respect to proposal 2.

The special meeting of shareholders of Fidelity® Freedom 2055 Fund and Fidelity® Freedom 2060 Fund reconvened on April 19, 2017 with respect to proposal 2.